Exhibit 99.1

AZENTA ANNOUNCES APPOINTMENT OF JOHN P. MAROTTA AS CEO

Succeeds Dr. Stephen Schwartz Following 14-Year Tenure

BURLINGTON, Mass., September 4, 2024 /PRNewswire/ -- Azenta, Inc. (Nasdaq: AZTA) (“Azenta” or “the Company”), today announced that John P. Marotta will join the Company as President and CEO effective September 9, 2024, succeeding Dr. Stephen Schwartz, who is retiring following a distinguished tenure. Dr. Schwartz will remain as an advisor to Azenta to ensure a smooth and successful transition.

Mr. Marotta has two decades of experience leading global companies in life sciences, medical devices, and diagnostics, and is joining Azenta from Patient Square Capital, a leading healthcare investment firm, where he serves as Executive in Residence. Previously, he served as CEO and President of PHC Holdings Corporation (formerly Panasonic Health Care), a diversified global life sciences, diagnostics, and medical device company focused on precision healthcare, growing global revenues and leading its IPO from owners KKR & Co. He also held a variety of senior executive roles in leading life sciences companies, including at Danaher Corporation, Envista Holdings Corporation, and Cardinal Health, Inc., where he demonstrated consistent achievement in organic revenue growth, operational efficiencies, and significant value-creating transactions. Mr. Marotta began his career in sales leadership roles for therapeutics and medical device offerings.

Frank E. Casal, Chairman of the Azenta Board said, “Following a rigorous search process, aided by a leading executive search firm, the Board and I are thrilled to welcome John as our next President and CEO. We are confident he is the ideal person to lead Azenta into our next chapter. John brings extensive experience leading complex high-growth life sciences businesses around the globe. We look forward to working with him to amplify Azenta’s momentum and deliver sustainable value for shareholders.”

Mr. Marotta said, “I am excited to join Azenta and get to know its talented teams worldwide. I have been impressed by Azenta’s evolution and am confident that, together, we will expand on its strong foundation to further enhance its offerings while driving growth and profitability. I look forward to hitting the ground running and executing on our tremendous opportunities ahead.”

Mr. Casal continued, “The Board and I extend our deepest gratitude to Steve for his leadership over the last 14 years. Steve joined as President of Brooks Automation in April 2010 and was appointed CEO in August 2010. He led the creation of Azenta as a business division of Brooks into the standalone, pure-play life-sciences leader that it is today, and oversaw the sale of the Semiconductor Solutions Group. Steve leaves a profound impression on all stakeholders, having led our team to create significant value for shareholders during his tenure and enable customers to realize impactful breakthroughs. We thank Steve and wish him all the best.”

Dr. Schwartz added, “It has been a privilege to be a part of this amazing Azenta team on a journey to become an established life-sciences company that we believe uniquely enables customers around the globe in their pursuit of scientific progress. I am confident in Azenta’s future success as it moves into this next chapter and I look forward to working with John through the transition.”

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey, and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about the transition to John P. Marotta as Azenta’s President and CEO and ability to deliver shareholder value. Factors that could cause results to differ from our expectations include the following: our ability to ensure a smooth CEO transition; our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

AZENTA INVESTOR CONTACTS:

Yvonne Perron
Vice President, Financial Planning & Analysis and Investor Relations
ir@azenta.com

Sherry Dinsmore
sherry.dinsmore@azenta.com

AZENTA MEDIA CONTACT:

Emily Claffey

FGS Global

Azenta@FGSGlobal.com

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